EXHIBIT 99.1

GoPro Announces Third Quarter 2017 Results
Revenue Up 37% YoY; 40% Gross Margin
GAAP & Non-GAAP Profitable in Q3
Launches HERO6 -- Available On-Shelf Globally
Fusion Spherical Camera Shipping in November

SAN MATEO, Calif., November 1, 2017 GoPro, Inc. (NASDAQ: GPRO) announced financial results for its third quarter ended September 30, 2017.
“GoPro has turned a corner, restoring growth and profitability to our business,” said founder and CEO Nicholas Woodman. “We are dedicated to growing as an innovative company, while being a vigilant steward of shareholder capital.”
“During the quarter we generated $47 million in cash and gross margins were 40 percent. Year-over-year, we grew revenue by 37 percent and dramatically reduced operating costs without impacting our product roadmap. We launched our premium-priced HERO6 Black with global on-shelf availability and strong critical acclaim. We are now focused on driving consumer demand to reach our goal of full-year double-digit revenue growth and non-GAAP profitability.”

Recent GoPro Highlights:

•
In the third quarter, GoPro achieved strong revenue growth, gross margins and adjusted EBITDA. Revenue was $330 million, up 37% year-over-year, gross margins were approximately 40%, and adjusted EBITDA was $36 million, up $109 million year-over-year.

•	GoPro strengthened its balance sheet, generating $47 million in cash, ending the third quarter with a cash balance of $197 million.

•
GAAP net income for the third quarter was approximately $15 million, or $0.10 per share -- a sharp improvement over a GAAP net loss of $104 million in the third quarter of 2016. Non-GAAP net income for the third quarter was $21 million, or $0.15 per share.

•
Average sales price (ASP) increased by 22% year-over-year and 3% sequentially. Increased ASP was a primary contributor to stronger margins in the quarter and driven by the strong performance of the premium-priced HERO6.

•
Quarterly operating expenses reached a 3-year low. GAAP operating expenses were down 6% sequentially and down 7% on a non-GAAP basis. GoPro is tracking toward a non-GAAP operating expense goal of less than $490 million in 2017 (or approximately $570 million of GAAP operating expenses), down over 30% year-over-year.

•
HERO6 Black launched on September 28. Powered by GoPro's custom-designed GP1 processor, HERO6 achieves an entirely new level of performance including stunning 4K60 and 1080p240 video and the most advanced video stabilization ever achieved in a GoPro. HERO6 Black launched globally with strong sales execution and a 93% channel fill rate at retail.

•
Prior to the HERO6 launch, HERO5 Black was the best-selling digital image camera in the U.S. for four straight quarters -- holding that chart position since its launch in 2016, according to The NPD Group's Retail Tracking Service.

•
Fusion will begin shipping in November. Fusion is a 5.2K spherical camera which captures a 360-degree perspective, so users never miss a shot. With the GoPro App, Fusion users can share footage as VR content or, using the app’s OverCaptureTM feature, “punch out” a traditional fixed-perspective video or photo from any angle in the spherical shot. OverCapture is scheduled to launch in the GoPro App in January.

•
GP1 processor maximizes GoPro's capabilities. The new chip enables twice the video frame rates, improved image quality, dynamic range, low-light performance and dramatically improved video stabilization over previous HERO camera generations. GP1 automatically enables vibrant videos and stunning photos without forcing users to manage complex image settings. GP1 also advances GoPro's capabilities in computer vision and machine learning, enabling HERO6 to analyze visual scenes and sensor data for improved image quality and automated QuikStories.

•
GoPro achieved strong revenue growth across all key regions. Growth in the Americas was up 20% year-over-year. EMEA was up 26% year-over-year. APAC was up 153% year-over-year. More than 50% of GoPro’s revenue was generated in markets outside of the U.S. in the third quarter.

•
Strong momentum continues in key Asian markets. GoPro is seeing strong and sustained results in Asia. Sell-thru year-over-year unit growth in Japan was up over 99% and China was up 25%, according to GfK.

•	GoPro's drone, Karma, was the #2 selling drone in the U.S. priced $1,000 and above during the six months ending September 2017, according to the NPD Group's Retail Tracking Service.

•	The Quik Mobile Video Editing App was installed 18 million times year-to-date. Third quarter monthly active users was up 30% sequentially and 155% year-over-year.

•
GoPro gained more than 900,000 new social media followers in the third quarter.  Instagram followers were up 30% year-over-year to more than 14 million, with more than a 470,000 increase in international followers.

•
GoPro content was viewed more than 550 million times in the first nine months of 2017, up more than 27% year-over-year. In the same period, GoPro content on YouTube saw an 85% increase in median organic viewership per video.

•	GoPro added Golden State Warriors President and Chief Operating Officer Rick Welts to its Board of Directors.

Results Summary:

	Three Months Ended September 30,
($ in thousands, except per share amounts)	2017	2016	% Change

Revenue	$329,805	$240,569	37.1%
Gross margin
GAAP	39.6%	40.3%	(70) bps
Non-GAAP	40.1%	40.6%	(50) bps
Operating income (loss)
GAAP	$8,049	$(115,589)	107.0%
Non-GAAP	$24,042	$(88,550)	127.2%
Net income (loss)
GAAP	$14,661	$(104,068)	114.1%
Non-GAAP	$21,149	$(84,279)	125.1%
Diluted net income (loss) per share
GAAP	$0.10	$(0.74)	113.5%
Non-GAAP	$0.15	$(0.60)	125.0%
Adjusted EBITDA	$35,725	$(73,622)	148.5%

Business Outlook

GoPro is providing the following guidance:

•	Fourth Quarter 2017

◦	Revenue of $470 million +/- $10 million

◦	GAAP and Non-GAAP gross margin of 41.5% +/- 50 basis points

◦	GAAP operating expenses of $149 million +/- $1 million

◦	Non-GAAP operating expenses of $130 million +/- $1 million

◦	GAAP EPS to be between $0.25 and $0.35

◦	Non-GAAP EPS to be between $0.37 and $0.47

•	Full Year 2017

◦	Revenue of $1.315 billion +/- $10 million

◦	GAAP operating expenses below $570 million

◦	Non-GAAP operating expenses below $490 million

◦	GAAP EPS to be between $(0.65) and $(0.55)

◦	Non-GAAP EPS to be between $(0.02) to $0.08
Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (888) 503-8169 or (719) 325-4908, access code 1870427, approximately 5 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. The webcast will be recorded and the recording will be available on GoPro's website, http://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro makes it easy for people to celebrate and share experiences. We believe life is more meaningful when shared.  We build cameras, software and accessories that help the world share itself in immersive and exciting ways.
GoPro, HERO, Karma, Quik, QuikStories and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries. All other trademarks are the property of their respective owners. For more information, visit www.gopro.com or connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro's The Inside Line.
For more information, visit www.gopro.com or connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro’s The Inside Line.

GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, GoPro's investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring costs, non-cash interest expense and the tax impact of these items. A reconciliation of preliminary GAAP financial measures to non-GAAP financial measures, as well as a description of items excluded from the calculation of non-GAAP financial measures, is presented in the financial statement portion of this release. GoPro also provides future estimated ranges of revenue, gross margin, operating expenses and earnings per share on a GAAP and non-GAAP basis.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements in this press release include, but are not limited to, expectations regarding our business outlook for the fourth quarter of 2017 and calendar year 2017. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability; the fact that our future growth depends in part on further penetrating our addressable market and growing internationally, and we may not be successful in doing so; any inability to successfully manage frequent product introductions (including our 2017 roadmap for new hardware and software products including the new Fusion camera and major new software features) and transitions, including managing our sales channel and inventory and accurately forecasting future sales; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products; our dependence on sales of our cameras, mounts and accessories for substantially all of our revenue; the effect of a decrease in the sales or change in sales mix of these products; the effect of a decrease in sales during the holiday season; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect consumer discretionary spending and demand for our products; any inability to anticipate consumer preferences and successfully develop and market desirable products; the risks associated with the entrance into the consumer drone market and the re-launch of our drone in February 2017; the effects of the highly competitive market in which we operate; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission and as supplemented by Item 1A Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended		Nine months ended
(in thousands, except per share data)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Revenue	$329,805	$240,569	$844,945	$644,860
Cost of revenue	199,259	143,500	540,201	395,075
Gross profit	130,546	97,069	304,744	249,785

Operating expenses:
Research and development	55,098	96,146	176,761	266,174
Sales and marketing	46,622	91,567	171,156	255,904
General and administrative	20,777	24,945	61,976	74,108
Total operating expenses	122,497	212,658	409,893	596,186
Operating income (loss)	8,049	(115,589)	(105,149)	(346,401)
Other income (expense):
Interest expense	(4,554)	(1,156)	(9,152)	(1,815)
Other income, net	322	348	705	1,360
Total other income (expense), net	(4,232)	(808)	(8,447)	(455)
Income (loss) before income taxes	3,817	(116,397)	(113,596)	(346,856)
Income tax expense (benefit)	(10,844)	(12,329)	13,429	(43,562)
Net income (loss)	$14,661	$(104,068)	$(127,025)	$(303,294)

Net income (loss) per share:
Basic	$0.11	$(0.74)	$(0.92)	$(2.18)
Diluted	$0.10	$(0.74)	$(0.92)	$(2.18)

Weighted-average shares used to compute net income (loss) per share:
Basic	136,236	140,124	138,450	138,875
Diluted	140,288	140,124	138,450	138,875

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$164,616	$192,114
Marketable securities	31,946	25,839
Accounts receivable, net	100,026	164,553
Inventory	177,190	167,192
Prepaid expenses and other current assets	36,471	38,115
Total current assets	510,249	587,813
Property and equipment, net	74,196	76,509
Intangible assets, net and goodwill	173,319	179,989
Other long-term assets	67,665	78,329
Total assets	$825,429	$922,640

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$143,054	$205,028
Accrued liabilities	149,395	211,323
Deferred revenue	16,301	14,388
Total current liabilities	308,750	430,739
Long-term debt	127,861	—
Other long-term liabilities	48,548	44,956
Total liabilities	485,159	475,695

Stockholders’ equity:
Common stock and additional paid-in capital	840,169	757,226
Treasury stock, at cost	(113,613)	(35,613)
Accumulated deficit	(386,286)	(274,668)
Total stockholders’ equity	340,270	446,945
Total liabilities and stockholders’ equity	$825,429	$922,640

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended		Nine months ended
(in thousands)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating activities:
Net income (loss)	$14,661	$(104,068)	$(127,025)	$(303,294)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	9,100	12,736	32,260	30,540
Stock-based compensation	11,875	18,466	36,235	51,601
Excess tax benefit from stock-based compensation	—	(1,457)	—	(2,374)
Deferred income taxes	76	(7,462)	(1,818)	(20,956)
Non-cash restructuring charges	1,059	—	3,859	—
Impairment of intangible assets	—	6,000	—	6,000
Non-cash interest expense	1,836	—	3,366	—
Other	128	3,592	3,891	4,754
Net changes in operating assets and liabilities	16,788	30,469	(44,611)	113,280
Net cash provided by (used in) operating activities	55,523	(41,724)	(93,843)	(120,449)

Investing activities:
Purchases of property and equipment, net	(8,201)	(14,324)	(18,313)	(26,516)
Purchases of marketable securities	(31,918)	—	(31,918)	—
Maturities of marketable securities	—	21,922	14,160	93,224
Sale of marketable securities	—	—	11,623	6,791
Acquisitions, net of cash acquired	—	—	—	(104,353)
Net cash provided by (used in) investing activities	(40,119)	7,598	(24,448)	(30,854)

Financing activities:
Proceeds from issuance of common stock	2,994	937	9,623	6,202
Taxes paid related to net share settlement of equity awards	(3,068)	—	(11,278)	(860)
Proceeds from issuance of convertible senior notes	—	—	175,000	—
Prepayment of forward stock repurchase transaction	—	—	(78,000)	—
Excess tax benefit from stock-based compensation	—	1,457	—	2,374
Payment of deferred acquisition-related consideration	(1)	—	(76)	(950)
Payment of debt issuance costs	(713)	(66)	(5,963)	(3,287)
Net cash provided by (used in) financing activities	(788)	2,328	89,306	3,479
Effect of exchange rate changes on cash and cash equivalents	245	(137)	1,487	(271)
Net increase (decrease) in cash and cash equivalents	14,861	(31,935)	(27,498)	(148,095)
Cash and cash equivalents at beginning of period	149,755	163,512	192,114	279,672
Cash and cash equivalents at end of period	$164,616	$131,577	$164,616	$131,577

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), earnings (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and other charges that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. In addition, management’s incentive compensation is determined using non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Acquisition-related costs include the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired.

•
Restructuring costs primarily include severance-related costs, stock-based compensation expenses and facilities consolidation charges recorded in connection with restructuring actions announced in the first and fourth quarters of 2016 and the first quarter of 2017. We believe that excluding these costs provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Non-cash interest expense. In connection with issuance of the Convertible Senior Notes in April 2017, we are required to recognize non-cash interest expense in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash. We exclude this incremental non-cash interest expense for purposes of calculating non-GAAP net income (loss). We believe that excluding non-cash interest expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Income tax adjustments. Beginning in the first quarter of 2017, we have implemented a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above.

•
Adjusted EBITDA excludes the amortization of point-of-purchase (POP) display assets because it is a non-cash charge, and is similar to the depreciation of property and equipment and amortization of acquired intangible assets.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended		Nine months ended
(in thousands, except per share data)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

GAAP net income (loss)	$14,661	$(104,068)	$(127,025)	$(303,294)
Stock-based compensation:
Cost of revenue	445	426	1,355	1,195
Research and development	5,967	8,039	17,039	21,135
Sales and marketing	2,609	3,816	7,295	10,699
General and administrative	2,854	6,185	10,546	18,572
Total stock-based compensation	11,875	18,466	36,235	51,601

Acquisition-related costs:
Cost of revenue	1,195	222	3,625	666
Research and development	946	8,355	3,028	11,858
Sales and marketing	—	—	—	22
General and administrative	—	(4)	(22)	1,100
Total acquisition-related costs	2,141	8,573	6,631	13,646

Restructuring costs:
Cost of revenue	40	—	458	364
Research and development	1,025	—	8,406	2,655
Sales and marketing	357	—	5,960	2,678
General and administrative	555	—	1,964	811
Total restructuring costs	1,977	—	16,788	6,508

Non-cash interest expense	1,836	—	3,366	—
Income tax adjustments	(11,341)	(7,250)	9,457	(12,075)
Non-GAAP net income (loss)	$21,149	$(84,279)	$(54,548)	$(243,614)

Non-GAAP diluted net income (loss) per share	$0.15	$(0.60)	$(0.39)	$(1.75)

	Three months ended		Nine months ended
(dollars in thousands)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
GAAP gross profit	$130,546	$97,069	$304,744	$249,785
Stock-based compensation	445	426	1,355	1,195
Acquisition-related costs	1,195	222	3,625	666
Restructuring costs	40	—	458	364
Non-GAAP gross profit	$132,226	$97,717	$310,182	$252,010

GAAP gross profit as a % of revenue	39.6%	40.3%	36.1%	38.7%
Stock-based compensation	0.1	0.2	0.2	0.2
Acquisition-related costs	0.4	0.1	0.4	0.1
Restructuring costs	—	—	—	0.1
Non-GAAP gross profit as a % of revenue	40.1%	40.6%	36.7%	39.1%

GAAP operating expenses	$122,497	$212,658	$409,893	$596,186
Stock-based compensation	(11,430)	(18,040)	(34,880)	(50,406)
Acquisition-related costs	(946)	(8,351)	(3,006)	(12,980)
Restructuring costs	(1,937)	—	(16,330)	(6,144)
Non-GAAP operating expenses	$108,184	$186,267	$355,677	$526,656

GAAP operating income (loss)	$8,049	$(115,589)	$(105,149)	$(346,401)
Stock-based compensation	11,875	18,466	36,235	51,601
Acquisition-related costs	2,141	8,573	6,631	13,646
Restructuring costs	1,977	—	16,788	6,508
Non-GAAP operating income (loss)	$24,042	$(88,550)	$(45,495)	$(274,646)

	Three months ended		Nine months ended
(in thousands)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
GAAP net income (loss)	$14,661	$(104,068)	$(127,025)	$(303,294)
Income tax expense (benefit)	(10,844)	(12,329)	13,429	(43,562)
Interest expense (income), net	4,228	596	8,641	379
Depreciation and amortization	9,100	12,734	32,260	30,539
POP display amortization	4,728	4,979	14,848	14,679
Stock-based compensation	11,875	18,466	36,235	51,601
Impairment of intangible assets	—	6,000	—	6,000
Restructuring costs	1,977	—	16,788	6,508
Adjusted EBITDA	$35,725	$(73,622)	$(4,824)	$(237,150)

Reconciliations of non-GAAP financial measures for business outlook are set forth below:

(in thousands)	Q4 2017	Full year 2017
GAAP operating expenses	$ 148,000 - $ 150,000	$570,000
Estimated adjustments for:
Stock-based compensation	15,000	55,000
Acquisition-related costs	3,000	10,000
Restructuring costs	1,000	15,000
Non-GAAP operating expenses	$129,000 - $131,000	$490,000

	Q4 2017	Full year 2017
GAAP net income (loss) per share	$ 0.25 - $ 0.35	$ (0.65) - $ (0.55)
Estimated adjustments for:
Stock-based compensation	0.11 - 0.12	0.37 - 0.38
Acquisition-related costs	0.02 - 0.03	0.06 - 0.07
Restructuring costs	0.00 - 0.01	0.11 - 0.12
Non-cash interest expense	0.01	0.04
Income tax adjustments	(0.04)	0.03
Non-GAAP net income (loss) per share	$ 0.37 - $ 0.47	$ (0.02) - $ 0.08

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Investor Contact
(855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact
Jeff Brown (650) 332-7600 x 9997